Exhibit 4.4

                       SECURITIES PURCHASE AGREEMENT


THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), is made as of May 26, 2000, by and between DataWorld Solutions, Inc., a corporation organized under the laws of the State of Delaware, U.S.A., with headquarters located at 920 Conklin Street, Farmingdale, NY 11735 (the "Company") and the purchaser named on the signature page hereof (the "Buyer").

RECITALS:

A.	The Company and the Buyer are executing and delivering this
Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act") and Section 4(2) under the 1933 Act;

B.	The Buyer desires to purchase from the Company, and the Company desires to sell to the Buyer, for the amounts and upon the terms and conditions stated in this Agreement, in a closing (the "Closing") as herein described, certain of the Company's convertible preferred stock as listed and described in Recital B(i) immediately below, and certain warrants as listed and described in Recital B(ii) below.

(i)	At the Closing (the "Closing"), 1,600 shares of the Company's
Series B Convertible Preferred Stock (the "Preferred Stock").
The designation, rights, preferences and other terms and provisions of the Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of
DataWorld Solutions, Inc., attached hereto as Exhibit A (the
"Certificate of Designations"). The Preferred Stock may be converted into common stock of the Company, $.001 par value per share ("Common Stock"), upon the terms and conditions hereof and upon the terms and conditions of the Certificate of Designations. The Preferred Stock also contains an option (the "Option") to purchase additional Common
Stock ("Option Shares") as described in the Certificate of Designations. The purchase price for the Preferred Stock sold pursuant to this Agreement shall be as stated in Section 1(a) below. The total aggregate number of shares of Preferred
Stock to be issued and sold by the Company at this Closing is one thousand six hundred (1,600), and the purchase price for each share of Preferred Stock is $1,000.00, all in accordance with the terms of this Agreement and of the Certificate of Designations.

(ii)	At the Closing, as additional consideration for Buyer's
purchase of the Preferred Stock, a warrant (the "Warrants") to purchase 160,000 shares of Common Stock at a purchase price per share equal to one hundred twenty percent (120%) of the lowest of the closing bid prices for the Common Stock for the five (5) trading days prior to the Closing Date (defined below), which Warrants must be exercised if at all within five
(5) years after the date of issuance. In addition, for each exercise of the Option, the Buyer shall be entitled to receive a Warrant to purchase 100,000 shares of Common Stock for each $1,000,000.00 worth of Option Shares purchased pursuant to the exercise of the Option, pro rata. Such additional Warrants shall be included in the definition of "Warrants" herein, and the shares of Common Stock into which the Warrants are exercisable shall be included in the term "Warrant Shares" (defined below).The Warrants shall be substantially in the form attached hereto as Exhibit B.



The Common Stock into which the Preferred Stock may (in accordance with the terms of the Certificate of Designations) be convertible shall be referred to herein as the "Conversion Shares." Certain shares of Common Stock may (at the Company's option as described in the Certificate of Designations) be issued to the Buyer in payment of dividends (the "Dividend Shares"). The
Common Stock received upon exercise of the Warrants shall be referred to as the "Warrant Shares." The Conversion Shares, the Dividend Shares (if any), the Option Shares, the Warrants and the Warrant Shares may be collectively referred to herein as the "Securities."

C.	Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the "Registration Rights Agreement") substantially in the form of Exhibit C attached hereto pursuant to which the Company has agreed to provide certain registration rights with respect to the Securities under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

AGREEMENTS

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF SECURITIES.

a.	Purchase.  At the Closing, the Buyer shall purchase from the Company, and the Company shall sell to the Buyer, 1,600 shares of Preferred Stock and the Warrants. The purchase price (the "Purchase Price") for the Preferred Stock and the Warrants purchased by the Buyer shall be $1,600,000.00.

b.	The Closing.  Subject to the terms of this Agreement, the date of the
Closing (the "Closing Date") shall be May 31, 2000. The Purchase Price for the Preferred Stock and Warrants being purchased at the Closing shall be delivered to the Escrow Agent (as defined in the Escrow Agreement substantially in the form of Exhibit D attached hereto (the "Escrow Agreement")) on behalf of the Company on or before the Closing Date. On or before the Closing Date, the Company shall deliver the original certificates representing the Preferred Stock, along with the Warrants (or a facsimile of the signature pages thereof, with the originals to follow via express courier within one (1) business day) being purchased at the Closing, duly issued, authorized and executed by the authorized officers on behalf of the Company, to the Escrow Agent on behalf of the Buyer.



c.	Form of Payment.  The Buyer shall pay the Purchase Price for the
Securities purchased at the Closing by wire transfer of immediately available funds in United States Dollars, to be held by the Escrow Agent against delivery to the Escrow Agent of the appropriate number of shares of duly authorized and issued Preferred Stock and Warrants being purchased by the Buyer hereunder at such Closing. The Escrow Agent shall be responsible for delivery of the Purchase Price to the Company and the Preferred Stock and Warrants to the Buyer in accordance with the terms of the Escrow
Agreement and with the instructions of the said parties.

2.	BUYER'S REPRESENTATIONS AND WARRANTIES.

The Buyer understands, agrees with, and represents and warrants to the Company with respect to its purchase hereunder, that:

a.  	Investment Purposes; Compliance With 1933 Act.  The Buyer is
purchasing the Securities for its own account for investment only and not with a view towards, or in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the 1933 Act and applicable state securities laws. The Buyer is not purchasing the Securities for the purpose of covering short sale positions in the Common Stock established on or prior to the Closing Date. The Buyer agrees to offer, sell or otherwise transfer the Securities only (i) in accordance with the terms of this Agreement, the Certificate of Designations and the Warrants, as applicable, and (ii) pursuant to registration under the 1933 Act or to an exemption from registration under the 1933 Act and any other applicable securities laws. The Buyer does not by its representations contained in this
Section 2(a) agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time pursuant to a registration statement or in accordance with an exemption from registration under the 1933 Act, in all cases in accordance with applicable state and federal securities laws. The Buyer understands that it shall be a condition to the issuance of the Conversion Shares, the Option Shares, the Warrant Shares and the Dividend Shares (if any) that the Conversion Shares, the Option Shares the Warrant Shares and the Dividend Shares (if any) be and are subject to the representations set forth in this Section 2(a).

b.	Accredited Investor Status.  The Buyer is an "accredited investor" as that term is defined in Rule 501 (a) of Regulation D. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment made pursuant to this Agreement. The Buyer is aware that it may be required to bear the economic risk of an investment made pursuant to this Agreement for an indefinite period of time, and is able to bear such risk for an indefinite period.



c.	Reliance on Exemptions.  The Buyer understands the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the applicable United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, acknowledgments, understandings, agreements and covenants of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d.	Information.  The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask all such questions of the Company as they have in their discretion deemed advisable. The
Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to an informed investment decision with respect to the investment made pursuant to this Agreement.

e.	No Government Review.  The Buyer understands that no United States federal or state agency or any other government or governmental agency has approved or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f.	Transfer or Resale.  The Buyer understands that:  (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless either (a) subsequently registered thereunder or (b) the Buyer shall have delivered to the Company an opinion by counsel reasonably satisfactory to the Company, in form, scope and substance reasonably satisfactory to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (ii) any sale of such securities made in reliance on Rule 144 (as hereafter defined) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person though whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder and applicable state securities laws, and
(iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement).



g.	Legend.  The Buyer understands that the Preferred Stock, the Warrants, and until such time as the Conversion Shares, the Option Shares, the Warrant Shares and the Dividend Shares (if any) (collectively, the "Registrable Securities"), have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold by the Buyer pursuant to Rule 144 (as amended, or any applicable rule which operates to replace said
Rule) promulgated under the 1933 Act ("Rule 144"), the stock certificates representing the Registrable Securities will bear a restrictive legend
(the "Legend") in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE
OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY
ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

The Legend shall be removed and the Company will issue Common Stock certificates without the Legend to the holder of the applicable Preferred Stock or any Registrable Securities upon which the Legend is stamped, in accordance with Section 5(b).

h.	Authorization; Enforcement.  This Agreement, the Registration Rights
Agreement and the Escrow Agreement have been duly and validly authorized, executed and delivered by the Buyer and are each and collectively valid and binding agreements of the Buyer enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.



3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company understands, agrees with, and represents and warrants to the Buyer that:

a.	Organization and Qualification.  The Company is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, except as would not have a Material Adverse Effect
(as defined below), and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Except as disclosed on
Schedule 3(a) attached, the Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, properties or financial condition of the Company taken as a whole. The Common Stock is eligible to trade and is listed for trading on the OTC Bulletin Board Market. Subject to the fact that such listing is not maintained by the Company but by registered broker dealers submitting quotations respecting the Common Stock, the Company has received no notice, either written or oral, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements which would permit the continuation of such listing, and the Company does not reasonably anticipate, based upon conditions currently existing and reasonably forecasted that the Common Stock will be delisted from the OTC Bulletin Board Market for the reasonably foreseeable future. The Company has complied or will timely comply with all requirements of the National Association of Securities Dealers and the OTC Bulletin Board Market with respect to the issuance of the Securities.

b.	Authorization; Enforcement.  (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Escrow Agreement, to issue and sell the Preferred Stock and the Registrable Securities in accordance with the terms hereof, and to perform its obligations under the Certificate of Designations in accordance with the requirements of the same, (ii) the execution, delivery and performance of the Company's obligations under this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement and the Escrow Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement, the Registration Rights Agreement, the Escrow Agreement and, on the Closing Date, the Preferred Stock and Warrants sold at the Closing, have been duly and validly authorized, executed and delivered by the Company, and (iv) this Agreement, the Preferred Stock (when issued), the Warrants (when issued), the Registration Rights Agreement and the Escrow Agreement constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting, generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application. The Company (and its legal counsel) has examined this Agreement and is satisfied in its sole discretion that, assuming the accuracy of the representations of the Buyer contained in Section 2 of this Agreement, this Agreement and the accompanying Exhibits, Schedules and the Addenda, if any, are in accordance with Regulation D and the 1933 Act and are effective to accomplish the purposes set forth herein and therein.



c.	Capitalization.  As of May 15, 2000, the authorized common stock of the Company consisted of 40,000,000 shares of Common Stock of which 29,044,000 shares were issued and outstanding. There were in addition 7,050 shares of preferred stock issued and outstanding. The Company has if requested by Buyer provided to the Buyer reasonable detail in writing on the rights, preferences and other terms and provisions of such preferred stock. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances. Except for the above-referenced preferred stock and as disclosed in Schedule 3(c) (attached if applicable), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities, and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933
Act (except as provided herein, in Schedule 3(c) and in the Registration Rights Agreement). If requested by the Buyer, the Company has furnished to the Buyer, and the Buyer acknowledges receipt of same by its signature hereafter, true and correct copies of the Company's Articles of Incorporation, as amended, as in effect on the date hereof ("Articles of Incorporation"), and the Company's Bylaws, as in effect on the date hereof (the "Bylaws").

d.	Issuance of Securities.  The Registrable Securities are all duly authorized and reserved for issuance, and in all cases upon issuance shall be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

e.	Acknowledgment Regarding Buyer's Purchase of the Securities.  The
Company acknowledges and agrees that the Buyer is not acting as financial advisor to or fiduciary of the Company (or in any similar capacity with respect to this Agreement or the transactions contemplated hereby), that this Agreement and the transactions contemplated hereby, and the relationship between the Buyer and the Company, are and will be considered "arms-length" notwithstanding any other or prior agreements or nexus between the Buyer and the Company, whether or not disclosed, and that any statement made by the Buyer, or any of its representatives or agents, in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, is merely incidental to the Buyer's purchase of the Securities and has not been relied upon in any way by the Company, its officers or directors.
The Company further represents to the Buyer that the Company's decision to enter into this Agreement and the transactions contemplated hereby have been based solely upon an independent evaluation by the Company, its officers and directors.



f.	No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances which would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the 1933 Act and specifically in accordance with the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the 1933 Act, assuming the accuracy of the representations and warranties contained herein of the Buyer.

g.	No Conflicts.  The execution, delivery and performance of this
Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Except as set forth in Schedule 3(g) (attached if applicable), neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or other organizational documents, and neither the Company nor any of its/subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, in the aggregate or individually, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which neither singly or in the aggregate would have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws (any of which exceptions are set forth in Schedule 3(g)), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency (except for such consents, authorizations or orders as would not have a Material Adverse Effect) in order for it to execute, deliver or perform any of its obligations under this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement or the Escrow Agreement in accordance with the terms hereof and thereof, or to perform its obligations with respect to the Preferred Stock exactly as described in the Certificate of Designations (once the Preferred Stock is issued), and with respect to the Warrants exactly as described in the Warrants (once issued).



h.	SEC Documents; Financial Statements.  Except as disclosed on
Schedule 3(h) hereof (attached if applicable), since at least May 1, 1999, the Company has timely filed all reports, schedules, forms, statements and other documents to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents
(other than exhibits) incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyer as requested by the Buyer true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or are otherwise subject to normal year-end adjustments) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer (including the information referred to in Section 2(d) of this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Except as set forth in the financial statements of the Company included in the SEC Documents or in Schedule 3(h), the Company has no material liabilities, contingent or otherwise (to the best of the knowledge of the Company's Chief Executive Officer, President or any other senior level officer of the Company (the "Company's Knowledge")), other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, in each case of clause (i) and (ii) next above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company. The SEC Documents contain a complete and accurate list of all written and oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is subject which are required by the rules and regulations promulgated by the SEC to be so listed (each a "Contract"). None of the Company, its subsidiaries or, to the best of the Company's Knowledge, any of the other parties thereto, is in breach or violation of any Contract which breach or violation would, or with the lapse of time, the giving of notice, or both, have a Material Adverse Effect.

i.	Absence of Certain Changes.  Except as disclosed in the SEC
Documents, since at least May 1, 1999, there has been no material adverse change and no material adverse development in the business, properties, operation, financial condition, results of operations or prospects of the Company.
The Company has not taken any steps, and does not currently have any reasonable expectation of taking any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings. The Company shall, at least until Buyer no longer holds any of the Securities, maintain its corporate existence in good standing and shall pay all taxes when due except for taxes it reasonably disputes.

j.	Absence of Litigation.  Except as set forth in Schedule 3(j) (attached if applicable), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect or which would reasonably be expected to adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein.

k.	Foreign Corrupt Practices.  Neither the Company nor any of its
subsidiaries, nor to the best of the Company's Knowledge, any officer, director or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for or on behalf of the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

l.	Brokers; No General Solicitation.  The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement and the transactions contemplated hereby, other than to Delano Group Securities, L.L.C., and Crossroad Ventures, L.L.C. The Company and the Buyer both acknowledge that no other broker or finder was involved with respect to the transactions contemplated hereby, other than Delano Group Securities, L.L.C. , and Crossroad Ventures, L.L.C. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to the Securities being offered hereby.

m.	Acknowledgment of Dilution.  The number of Conversion Shares (and, if applicable, Option Shares) issuable upon conversion of the Preferred Stock and the number of Warrant Shares issuable upon exercise of the Warrant may increase substantially in certain circumstances, including without limitation the circumstance wherein the trading price of the Common Stock declines.
The Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereunder and recognize they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Stock, Option Shares upon exercise of the Option, and Warrant Shares upon exercise of the Warrants is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

n.	Eligibility to File Registration Statement.  The Company is currently eligible to file a registration statement with the SEC either on Form SB-1 or Form SB-2 under the 1933 Act.



o.	(Intentionally Omitted.)

p.	Non-Disclosure of Non-Public Information.   (a)	The Company
shall in no event disclose non-public information to the Buyer, advisors to or representatives of the Buyer unless prior to such disclosure of information the Company marks such information as "non-public information - confidential" and provides the Buyer, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Buyer, its advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Buyer.

		(b) Nothing herein shall require the Company to disclose non-public information to the Buyer, its advisors or representatives, and the Company represents that it does not disseminate non-public information to investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Buyer and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the registration statement to be filed pursuant to the Registration Rights
Agreement, would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing herein shall be construed to mean that such persons or entities other than the Buyer (without the written consent of the
Buyer prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that, based upon such due diligence by such persons or entities, that the registration statement contains an untrue statement of a material fact or omits a material fact required to be stated in such registration statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

4.	COVENANTS.

a.	Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this
Agreement.

b.	Securities Laws.  The Company agrees to timely file a Form D (and any equivalent form required by applicable state law) with respect to the Securities if and as required under Regulation D and applicable state securities laws and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as is necessary to sell the Securities being sold to the Buyer on each such date under applicable securities laws of the United States and the relevant state(s), and shall if specifically so requested provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

c.	Reporting Status.  So long as the Buyer beneficially owns any of the
Securities, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations hereunder would permit such termination.

d.	Use of Proceeds.  The Company will use the proceeds from the sale of the Securities for working capital and, if successfully negotiated, for certain acquisitions previously described to the Buyer.

e.	Financial Information.  Until such time as the Buyer no longer beneficially owns Securities, the Company agrees to send the following reports to the Buyer: (i) after filing with the SEC, a copy of each of its Annual Reports, its Quarterly Reports, and any reports filed on Form 8-K; and (ii) as soon as reasonably practicable after release thereof, copies of all press releases issued by the Company or any of its subsidiaries.



f.	Reservation of Shares.  The Company shall at all times have
authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of all of the Conversion Shares, the Option Shares, the Warrant Shares and the Dividend Shares (if any). Prior to complete conversion of the Preferred Stock and exercise of the Warrants, the Company shall not reduce the number of shares of Common Stock reserved for issuance hereunder without the written consent of the Buyer except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the requirements of this Section, which reverse stock split affects all shares of Common Stock equally.

g.	Listing.  Upon the Closing, the Company shall promptly secure the listing of the Common Stock underlying the Preferred Stock and the Warrants upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of shares of Registrable Securities from time to time issued under the terms of this Agreement and the Registration Rights Agreement. The Company shall at all times comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers and the OTC Bulletin Board Market (or such other national securities exchange or market on which the Common Stock may then be listed, as applicable). The Buyer understands that the Common Stock is currently listed on the OTC Bulletin Board Market, and the Company is not able to unilaterally maintain such listing.

h.	Prospectus Delivery Requirement; Escrow of Registrable Securities.
The Buyer understands that the 1933 Act requires delivery of a prospectus relating to the Common Stock in connection with any sale thereof pursuant to a registration statement under the 1933 Act covering any resale by the Buyer of the Common Stock being sold, and the Buyer shall comply with any applicable prospectus delivery requirements of the 1933 Act in connection with any such sale. The Company shall have the unequivocal right to rely upon the Buyer's representation and covenant to deliver a prospectus as required by applicable law or regulation contained in this Section 4(h), and thus, with respect to any resales by the Buyer pursuant to a registration statement of Common Stock issued to the Buyer upon conversion of the Preferred Stock (or in payment of dividends on the Preferred Stock) or upon exercise of the Option or of the Warrants, such Common Stock shall not contain a restrictive legend of any kind. The Buyer will indemnify and hold harmless the Company and its transfer agent for any loss, cost or expense (including reasonable attorney's fees) incurred by such parties as a result of improper actions taken by the Buyer in response to the Company's and the transfer agent's compliance with the provisions of this Section 4(h), including without limitation the sales of such Common Stock without delivery of a prospectus as required by applicable law or regulation. The Company agrees that, upon effectiveness of the Registration Statement, and from time to time thereafter as reasonably requested by the Buyer, the Company shall deliver or cause the Company's transfer agent to deliver to the Escrow Agent (as defined in that Escrow Agreement attached hereto as Exhibit D) one or more stock certificates representing the number of shares of registered Common Stock into which the Registrable Securities might then reasonably be convertible or exercisable (as applicable) (collectively, the Escrow Shares"). Such certificate(s) shall not contain a restrictive legend of any kind. The Escrow Agent shall hold the Escrow Shares in trust, in certificate form or in a brokerage account as deemed appropriate by the Escrow Agent. Upon a conversion of Preferred Stock, the Buyer shall deliver a copy of its conversion notice to the Escrow Agent, and to the extent that the Escrow Agent has sufficient Escrow Shares, the Escrow Agent shall release Escrow Shares to the Buyer to satisfy such conversion or exercise.
The Escrow Agreement describes in detail the duties of the Escrow Agent with respect to the provisions of this Section 4(h).

i.	Intentional Acts or Omissions.  Neither party shall intentionally perform any act that if performed, or omit to perform any act that if omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby.



j.	 No Shorting.  As a material inducement for the Company to enter into this Agreement, the Buyer represents that it has not as of the date hereof, and covenants on behalf of itself and its affiliates that neither Buyer nor any affiliate of Buyer will at any time in which the Buyer or any affiliate of the Buyer beneficially owns any of the Securities, engage in any short sales of, or hedging or arbitrage transactions with respect to, the Common Stock, or buy "put" options or similar instruments with respect to the Common Stock. The Company acknowledges that a sale of Conversion Shares, Option Shares or Warrant Shares on the date a conversion of the Preferred Stock (or exercise of the Option or the Warrants, as applicable) is made, even if such sale is made prior to delivery of the notice of conversion with respect to such Conversion Shares (or exercise notice with respect to such Option Shares or Warrant Shares, as applicable), is not a "short sale" for purposes of this Section 4(j).

k.	Expenses.	At Closing, the Company agrees to pay out of the
closing escrow, to or at the direction of the Buyer the sum of $5,000.00 at the Closing as reimbursement for the reasonable attorney's fees and expenses of the Buyer incurred by it in connection with the transactions contemplated by this Agreement.

	1.	No Additional Issuance of Series B Preferred Stock.  The Company
agrees that it will not issue Preferred Stock to any person other than to the Buyer or to the other buyers concurrently executing agreements of like tenor with this Agreement, if any (collectively, the "Other Buyers") in respect of the transactions contemplated herein and therein.

	m.	Restriction on Below Market Issuance of Securities.	Until the date
which is the earlier of twelve (12) months from the Closing Date or the date the
Preferred Stock has been redeemed or converted in full, the Company shall not issue or agree to issue (other than (i) to the Buyer and to the Other Buyers pursuant to the transactions contemplated herein, (ii) pursuant to any employee stock option plan or employee stock purchase plan of the Company established during the term of this restriction for a legitimate business purpose and not to avoid the restrictions imposed in this Section 4(m), (iii) pursuant to any security, option, warrant, scrip, call or commitment or right in each case as disclosed on Schedule 3(c) hereof, or (iv) with the consent of the Buyer and the Other Buyers, not to be unreasonably withheld) any equity securities of the Company (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity securities of the Company) or debt securities of the Company if such securities are issued at a price (or provide for a conversion, exercise or exchange price) which may be less than the current market price for the Common Stock on the date of issuance (in the case of Common Stock) or the date of conversion, exercise or exchange (in the case of securities convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock). In the event the Company seeks to offer such securities as permitted in subsection 4(m)(iv) of this Section, the
Company shall first offer to the Buyer and to the Other Buyers (if any), pro rata, the opportunity to purchase such securities on the same terms and conditions as proposed by the Company (the "First Offer"). The Buyer shall have ten (10) days to advise the Company in writing that it accepts its pro rata share of the First Offer. If the Buyer does not so advise the Company, the
Company shall be free, for a period of sixty (60) days, to issue such securities as proposed to such other party, after which sixty (60) day period the restrictions contained in this Section 4(m) shall apply as if the Buyer had not given its consent and the First Offer had not been made to the Buyer. Except as provided with respect to the transactions contemplated herein (including also the issuance of certain warrants to Delano Group
Securities, L.L.C., and Crossroad Ventures, L.L.C.) and with respect to the
Securities issued and sold to the Other Buyers, and in subsections (i), (ii),
(iii), or (iv) above of this Section 4(m), until such time as the Preferred
Stock has been paid or converted in full, the Company shall not grant any additional so-called "registration rights."

5.	LEGEND AND TRANSFER INSTRUCTIONS.



a.	Transfer Agent Instructions.  The Company shall instruct its transfer agent to issue certificates, registered in the name of the Buyer or its permitted nominee, for the Conversion Shares, the Option Shares, the Warrant Shares and the Dividend Shares (if any) in accordance with the terms of the applicable Preferred Stock and Warrants and in such amounts as are set forth in the Certificate of Designation and Warrants, respectively, upon conversion of the Preferred Stock or exercise of the Option and/or the Warrants (as applicable). All such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement only to the extent required by applicable law and as specified in this Agreement and the Exhibits and Addenda hereto, and with consideration to Section 4(h) hereof. The Company warrants that no instruction other than such instructions referred to in this
Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the Conversion Shares, the Option Shares, the Warrant Shares and the Dividend Shares (if any) prior to the registration of same under the 1933 Act, will be given by the Company to its transfer agent and that the Conversion Shares, the Option Shares, the Warrant Shares and the Dividend Shares (if any) shall otherwise be freely transferable on the books and records of the Company as and to the extent permitted by applicable law and provided by this Agreement, the Warrants and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Conversion Shares, the Option Shares, the Warrant Shares and/or the Dividend Shares
(if any). If the Buyer (x) provides the Company with an opinion of counsel reasonably satisfactory to Company that registration by the Buyer of the Preferred Stock, the Warrants, the Warrant Shares, the Conversion Shares, the Option Shares, and/or the Dividend Shares (if any) is not required under the 1933 Act and that resale is otherwise permitted under applicable securities laws, or (y) transfers Securities to an affiliate which is an accredited investor (in accordance with the provisions of this Agreement) or in compliance with Rule 144, then in either instance the Company shall permit the said transfer, and if applicable promptly (and in all events within two (2) trading days) instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer.

b.	Removal of Legends.  The Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, unless otherwise required by state securities laws, (x) the resale of such Security is registered under the 1933 Act, or (y) such holder provides the Company with an opinion by counsel reasonably satisfactory to the Company, that is in form, substance and scope reasonably satisfactory to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act or (z) such holder provides the Company with assurances reasonably satisfactory to the Company and its counsel (including without limitation representation letters executed by the Buyer and the Buyer's selling broker), that such Security can and will be sold pursuant to Rule 144. The Buyer agrees that its sale of all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, shall be made only pursuant to an effective registration statement (and to deliver a prospectus in connection with such sale) or in compliance with an exemption from the registration requirements of the 1933 Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the sales of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the holder of such Security, the Company shall be entitled to require that the Legend be placed upon any such Security which cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause
(y) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 (or such holder provides the opinion with respect thereto described in clause
(y) next above.



c.	Conversion of Preferred Stock.  The Buyer shall have the right to convert the Preferred Stock sold hereunder by delivering via facsimile an executed and completed Notice of Conversion (as defined in the Certificate of Designations) to the Company and delivering within two (2) business days thereafter the original Preferred Stock certificate being converted by express courier to the Company. In lieu of delivering Preferred Stock certificates each time a conversion is made, upon the first conversion of Preferred Stock the Buyer shall have the right to deliver to the Company the Preferred Stock certificate(s) to be converted and to instruct the Company to hold such certificate(s) in trust pending future conversions. The parties shall each keep a record of conversions made. The Buyer may at any time request that the Company deliver any of the Buyer's Preferred
Stock certificates to the Buyer, and the Company shall do so within two
(2) business days. Each date on which a Notice of Conversion is faxed to the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." The Company will transmit the certificates (each a "Certificate" and collectively the "Certificates") representing the shares of Common Stock issuable upon conversion of any Preferred Stock, including also any applicable Dividend Shares (along with a replacement certificate representing the number of preferred shares not so converted, if applicable) to the Buyer via express courier, within five (5) business days after the relevant Conversion Date (with respect to each conversion, the "Deadline"); however, the preceding clause shall not apply to the extent that the Escrow Agent is (by virtue of the fact that the Escrow Agent is then in possession of a sufficient number of shares of Common Stock) able to deliver Common Stock to satisfy such conversion or exercise in accordance with Section 4(h) above and the applicable provisions of the Escrow Agreement. Time is of the essence with respect to the requirements of the first clause of the immediately preceding sentence.

d.	Injunctive Relief for Breach.  The Company acknowledges that a breach of its obligations under Sections 5(a), 5(b) and 5(c) above will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly the Company agrees that the remedy at law for a breach of its obligations under such Sections would be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of such Sections, the Buyer shall be entitled, in addition to all other remedies at law or in equity, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

	e.	Liquidated Damages for Non-Delivery of Certificates.  In addition to the provisions of Section 5(d) above, the Company understands and agrees that a delay in the issuance of any of the Certificates beyond the Deadline will result in substantial economic loss and other damages to the Buyer. As partial compensation to the Buyer for such loss, the Company agrees to pay liquidated damages (which the Company acknowledges is not a penalty) to the Buyer for issuance and delivery of any Certificate after the Deadline, in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond five (5) business days from the date of delivery by the Buyer to the Company of a facsimile Notice of Conversion:

	No. Business Days Late			Liquidated Damages
									(in US$)
		1							$300
		2							$400
		3							$500
		4							$600
		5							$700
		6							$800
		7							$900
		8					$1,000
		9					$1,000
		10				$1,500
		11				$1,500 + $500  for each Business Day Late beyond 11 days

	The Company shall pay the Buyer any liquidated damages incurred as called for under this Section 5(e) by certified or cashier's check upon the earlier of (i)
issuance of the relevant Certificate(s) to the Buyer or (ii) each monthly anniversary of the receipt by the Company of the Buyer's Notice of Conversion.
Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver all Certificates to the Buyer in accordance with the terms of this Agreement or for breach by the
Company of this Agreement. Notwithstanding anything in this Section 5(e)
to the contrary, the Company shall not be responsible for liquidated damages as described in this Section 5(e) if a delay past a Deadline in delivery of Common
Stock to the Buyer upon a conversion or exercise is solely due to the action
(or omission to act) of a person other than the Company or another person acting or purporting to act on behalf of the Company (including without limitation the Company's transfer agent) other than the Buyer or its agents (a
"Delay Person") (that is, if the Escrow Agent has in its possession a sufficient number of non-legended Escrow Shares to effect a conversion of Preferred Stock and/or an exercise of the Option, and there is no delay past a Deadline caused by a Delay Person, then the Company shall not be responsible for liquidated damages as described in this Section 5(e)).

6.	CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to sell Preferred Stock and Warrants at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

a.	The parties shall have executed this Agreement, the Registration Rights
Agreement and the Escrow Agreement, and the parties shall have delivered the respective documents or signature pages thereof (via facsimile or otherwise as permitted in the Escrow Agreement) to the Escrow Agent.

b.	The Buyer shall have delivered to the Escrow Agent on behalf of the
Company the Purchase Price for the Preferred Stock and Warrants purchased at the Closing, by wire transfer of immediately available funds pursuant to the wiring instructions provided by the Escrow Agent.



c.	The representations and warranties of the Buyer shall be true and correct in all material respects as of the date made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date. The Company may in its sole discretion require a certificate, executed by a duly authorized representative of the Buyer, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Company.

d.	No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.

	e. 	The Company's Board of Directors (and if necessary, the shareholders of the Company) shall have approved this Agreement and the related documentation referred to herein.


7.	CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

The obligation of the Buyer to purchase Preferred Stock and Warrants is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the sole benefit of the Buyer and may be waived by the Buyer at any time in its sole discretion:

a.	The parties shall have executed this Agreement, the Registration Rights
Agreement and the Escrow Agreement, the parties shall have delivered the respective documents or signature pages thereof (via facsimile or otherwise) to the Escrow Agent on behalf of each other. The Company shall have filed the Certificate of Designations with the State of Delaware and shall have delivered to the Escrow Agent on behalf of the Buyer a copy thereof stamped "filed" by the Secretary of State of Delaware.

b.	The representations and warranties of the Company shall be true and correct in all material respects as of the date made and as of Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer may in its sole discretion require a certificate, executed by the Chief Executive
Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer.

c.	With respect to the Closing, the Company shall have issued and have duly executed by the authorized officers of the Company, and delivered to the Escrow Agent on behalf of the Buyer, the Preferred Stock certificate(s) and Warrants being sold at the Closing (via facsimile or otherwise as required by the Escrow Agreement, provided that any permitted facsimile of such documents shall be followed with physical delivery to the Escrow Agent of the original instrument or security within one (1) business day after facsimile of same to the Escrow Agent).



d.	The Common Stock shall be authorized for quotation on the OTC
Bulletin Board Market (or another national securities exchange or market) and trading in the Common Stock on such market shall not have been suspended by the SEC, the NASD or any other relevant regulatory agency.

e.	No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.

f.	The Escrow Agent shall have received on behalf of the Buyer the opinion of Company counsel, dated as of the Closing Date, substantially in the form attached hereto as Exhibit E.

g.	The Company, The Buyer and E-Start Limited, Inc., have executed that lock-up agreement, the form of which is attached hereto as Schedule 7(g).

8.	GOVERNING LAW; MISCELLANEOUS.

a.	Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. In the event of any litigation regarding the interpretation or application of this Agreement, the parties irrevocably consent to jurisdiction in any of the state or federal courts located in the City of Chicago, State of Illinois and waive their rights to object to venue in any such court, regardless of the convenience or inconvenience thereof to any party. Service of process in any civil action relating to or arising out of this Agreement (including also all Exhibits or Addenda hereto) or the transaction(s) contemplated herein may be accomplished in any manner provided by law. The parties hereto agree that a final, non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

b.	Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and signature pages from such counterparts have been delivered to the Escrow Agent on behalf of the other party. In the event any signature page is delivered by facsimile transmission (which the parties agree is an acceptable form of delivery), the party using such means of delivery shall cause three (3) additional originally executed signature pages to be physically delivered to the Escrow Agent on behalf of the other party within one (1) business day of the execution and delivery hereof.



c.	Headings; Gender, Etc.  The headings of this Agreement are for convenience of reference and shall not form a part of, or affect the interpretation of this Agreement. As used herein, the masculine shall refer to the feminine and neuter, the feminine to the masculine and neuter, and the neuter to the masculine and feminine, as the context may require. As used herein, unless the context clearly requires otherwise, the words "herein," "hereunder" and "hereby," shall refer to this entire Agreement and not only to the Section or paragraph in which such word appears. If any date specified herein falls upon a Saturday, Sunday or public or legal holidays, the date shall be construed to mean the next business day following such Saturday, Sunday or public or legal holiday. For purposes of this Agreement, a "business day" is any day other than a Saturday, Sunday or public or legal holiday.

d.	Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e.	Entire Agreement; Amendments; Disclosure.  This Agreement and the
instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Disclosures made in any provision of this Agreement or on any schedule to this Agreement will operate to satisfy any disclosure required by any other provision of this Agreement.

f.	Notices.  Any notices required or permitted to be given under the terms of this Agreement shall be sent by U. S. Mail or delivered personally or by courier or via facsimile (if via facsimile, to be followed within three (3) business days by an original of the notice document via U.S. Mail, hand delivery or express courier service) and shall be effective upon receipt
(or upon refusal to accept delivery), whether delivered via U.S. Mail, personally, by courier or by facsimile, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

 If to the Company:		DataWorld Solutions, Inc.
                     920 Conklin Street
                     Farmingdale, NY 11735
                     Telephone: 631.293.1610
                     Facsimile: 631.293.8033
                     Attention: Daniel McPhee, President

required copy to:  		Wexler & Burkhart, P.C.
             			    	50 Charles Lindbergh Blvd.
    		 		            Mitchell Field, New York 11553
	 		                	Telephone:  516.222.8822
		 	   	             Facsimile:  516.745.6449
			 	                Attention:  Mr. Errol A. Burkhart, Esq.

If to the Buyer, at the address on the signature page of this Agreement. Each party shall provide written notice to the other party of any change in address.

g.	Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent shall not be unreasonably withheld), and in any event any assignee of the Buyer shall be an accredited investor (as defined in Regulation D), in the written opinion of counsel who is reasonably satisfactory to the Company and in form, substance and scope reasonably satisfactory to the Company. Notwithstanding the foregoing, if applicable, any of the entities constituting the Buyer (if greater than one (1) entity) may assign its rights hereunder to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company; provided, however, that any such assignment shall not release such assigning entity from its obligations hereunder unless such obligations are assumed by such affiliate and the Company has prior to such assignment and assumption consented in writing to the same; and no such assignment shall be made unless it is made in accordance with any applicable securities laws of any applicable jurisdiction. Any request for an assignment made hereunder by the Buyer shall be accompanied by a legal opinion in form, substance and scope reasonably satisfactory to the Company, that such assignment is proper under applicable law. Notwithstanding anything herein to the contrary, Buyer may pledge the Securities as collateral for a bona fide loan pursuant to a security agreement with a third party lender, and such pledge shall not be considered an assignment in violation of this Agreement so long as it is made in compliance with all applicable law.

h.	No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i.	Survival.  Unless this Agreement is terminated under Section 8(1), the representations and warranties of the Company and the Buyer contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Closing of the purchase and sale of Securities purchased and sold hereby.

j.	Publicity.  The Company and the Buyer shall have the right to review before issuance by the other, any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without prior consultation with or approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations.

k.	Further Assurance.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l.	Termination.  In the event that the Closing shall not have occurred on or before ten (10) business days from the date hereof, this Agreement shall terminate at the close of business on such date. Neither party may unilaterally terminate this Agreement after the Closing for any reason other than a material breach of this Agreement by the non- breaching party. Such termination shall not be the sole remedy for a breach of this Agreement by the non-breaching party, and each party shall retain all of its rights hereunder at law or in equity. Notwithstanding anything herein to the contrary, a party whose breach of a covenant or representation and warranty or failure to satisfy a condition prevented the Closing shall not be entitled to terminate this Agreement.

m.	Remedies.  No provision of this Agreement providing for any specific remedy to a party shall be construed to limit such party to the specific remedy described, and any other remedy that would otherwise be available to such party at law or in equity shall be so available. Nothing in this Agreement shall limit any rights a party may have with any applicable federal or state securities laws with respect to the transactions contemplated hereby.


IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


[SIGNATURE PAGE FOLLOWS]


List of Exhibits

Exhibit A	Form of Certificate of Designations for Series B Convertible
          Preferred Stock
Exhibit B	Warrant to Purchase Common Stock
Exhibit C	Registration Rights Agreement
Exhibit D	Escrow Agreement
Exhibit E	Opinion of Counsel for the Company




[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT DATED
AS OF MAY 26, 2000]





			COMPANY:


				DATAWORLD SOLUTIONS, INC.

				By:/s/ Daniel McPhee
				_______________________________
				      Name: Mr. Dan McPhee
				      Title: President






			BUYER:

				AUGUSTINE FUND, L.P.

By:  Augustine Capital Management,
L.L.C., its General Partner

				By:/s/ Thomas F.  Duszynski
				---------------------------------------------------------
Mr. Thomas F. Duszynski, Chief Operating Officer


			BUYER'S ADDRESS:

			141 West Jackson Blvd.
			Suite 2182Chicago, Illinois 60604
Telephone: 312.427.5457
Telecopier: 312.427.5396



EXHIBIT B
THIS COMMON STOCK PURCHASE WARRANT AND THE
SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF
SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR
THE PROVISIONS OF THIS COMMON STOCK PURCHASE
WARRANT.
Number of Shares of Common Stock: _________
Warrant No. ____
COMMON STOCK PURCHASE WARRANT
To Purchase Common Stock of
DataWorld Solutions, Inc.
THIS IS TO CERTIFY THAT _______________, or registered assigns, is entitled, at any time from the Closing Date (as hereinafter defined) to the Expiration Date (as hereinafter defined), to purchase from DataWorld Solutions, Inc., a Delaware corporation (the "Company"),
_________ shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price per share equal to 120% of the Market Price, subject to adjustment as provided herein, all on the terms and conditions and pursuant to the provisions hereinafter set forth.
Definitions
As used in this Common Stock Purchase Warrant (this
"Warrant"), the following terms shall have the respective meanings set forth below:
"Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing Date, other than Warrant Stock.
"Book Value" shall mean, in respect of any share of Common Stock on any date herein specified, the consolidated book value of the Company as of the last day of any month immediately preceding such date, divided by the number of Fully Diluted Outstanding shares of Common Stock as determined in accordance with GAAP (assuming the payment of the exercise prices for such shares) by a firm of independent certified public accountants of recognized national standing selected by the Company and reasonably acceptable to the Holder.
"Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.
"Closing Date" shall have the meaning set forth in the Securities Purchase Agreement.
"Commission" shall mean the Securities and Exchange
Commission or any other federal agency then administering the Securities
Act and other federal securities laws.
"Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $.001 par value per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.4. "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.
"Current Market Price" shall mean on any date of determination the closing bid price of a Common Share on such day as reported on OTCBB; provided, if such security is not listed or admitted to trading on OTCBB, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP, or a similar generally accepted reporting service, as the case may be.
"Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date, as set forth in the first paragraph hereof.
"Exchange Act" shall mean the Securities Exchange Act of
1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.
"Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.
"Expiration Date" shall mean the date which is five (5) years from the date of this Warrant.
"Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of this Warrant, outstanding on such date, and other options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining Book Value or net income per share.
"Fundamental Corporate Change" shall have the meaning set forth in Section 4.4.
"GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect. "Holder" shall mean the Person in whose name the Warrant or Warrant Stock set forth herein is registered on the books of the Company maintained for such purpose.
"Market Price" per Common Share means the lowest of the closing bid prices of the Common Shares as reported on the OTC
Bulletin Board service of the National Association of Securities Dealers,
Inc. ("OTCBB") for the five trading days immediately preceding the Closing Date.
"Other Property" shall have the meaning set forth in
Section 4.4.
"Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.
"Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).
"Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of a date even herewith between the Company and the initial holder of this Warrant, as it may be amended from time to time.
"Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on their exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a).
"Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. "Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated as of a date even herewith between the Company and the initial holder of this Warrant, as it may be amended from time to time.
"Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.
"Transfer Notice" shall have the meaning set forth in
Section 9.2.
"Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant
Price as of the date of such exercise.
"Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.
"Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.
Exercise of Warrant
Manner of Exercise
From and after the Closing Date and until 5:00 p.m., Chicago time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.
In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 920 Conklin Street, Farmingdale, NY 11735, or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant
Price in cash or wire transfer or cashier's check drawn on a United States bank and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt of the items referred to in clauses (i), (ii) and (iii) above, the Company shall, as promptly as practicable, and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.
Simultaneously with the exercise of this Warrant, payment in full of the Warrant Price shall be made by payment of the Warrant Price in cash or by wire transfer or cashier's check drawn on a United States bank.

	 		In addition, and notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company in a cashless exercise, including a written calculation of the number of Warrant Shares to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise").
In the event of a Cashless Exercise, in lieu of paying the Current Warrant
Price, the Holder shall surrender this Warrant for, and the Company shall issue in respect thereof, the number of Warrant Shares determined by multiplying the number of Warrant Shares to which the Holder would otherwise be entitled by a fraction, the numerator of which shall be the difference between the Current Market Price per share of the Common
Stock and the Current Warrant Price, and the denominator of which shall be the closing bid price for one share of Common Stock on the date of the
Cashless Exercise.
The Warrant Stock so purchased shall be deemed to be
issued to the Holder or Holder's designees, as the record owner of such
Warrant Stock, as of the date on which this Warrant shall have been surrendered, the completed Exercise Form shall have been delivered, and payment (or notice of an election to effect a Cashless Exercise) shall have been made for such Warrant Stock as set forth above.
Payment of Taxes and Charges
All shares of Common Stock issuable upon the exercise of
this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, freely tradable and without any preemptive rights.  The
Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder.  The
Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock issuable upon exercise of this
Warrant in any name other than that of Holder, and in such case the
Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.
Fractional Shares
The Company shall not be required to issue a fractional
share of Common Stock upon exercise of any Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the Closing Date. Notwithstanding the
above, the Company shall not be required to pay any single cash adjustment in an amount less than $2.00.
Continued Validity
A holder of Warrant Stock (other than a holder who
acquires such shares after the same have been publicly sold pursuant to a
Registration Statement under the Securities Act or sold pursuant to Rule
144 thereunder) shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 9,
10 and 14 of this Warrant.  The Company will, at the time of exercise of this Warrant, in whole or in part, upon the request of Holder, acknowledge in writing, in form reasonably satisfactory to Holder, its continuing obligation to afford Holder all such rights; provided, however, that if
Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to Holder all such rights.
Transfer, Division and Combination
Transfer
Subject to compliance with Section 9, transfer of this
Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled.  A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common
Stock without having a new warrant issued.
Division and Combination
Subject to Section 9, this Warrant may be divided or
combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney.  Subject to compliance with
Sections 3.1 and 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new
Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
Expenses
The Company shall prepare, issue and deliver at its own
expense (other than transfer taxes) the new Warrants or Warrants under this Section 3.
Maintenance of Books
The Company agrees to maintain, at its aforesaid office or
agency, books for the registration and the registration of transfer of the
Warrants.
Adjustments
The number of shares of Common Stock for which this
Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.
Stock Dividends, Subdivisions and Combinations
If at any time the Company shall:
take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional
Shares of Common Stock;
subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or
combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;
then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this
Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and
(ii) the Current Warrant Price shall be adjusted to equal (A) the Current
Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.
Certain Other Distributions
If at any time the Company shall take a record of the
holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:
cash;
any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible
Securities or Additional Shares of Common Stock); or
any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional
Shares of Common Stock);
then Holder shall be entitled to receive such dividend or distribution as if
Holder had exercised the Warrant.  A reclassification of the Common
Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the
Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such
reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common
Stock within the meaning of Section 4.1.
Notwithstanding the foregoing provisions of this Section
4.2, in the event that the Company shall at any time or from time to time after the C losing Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Company or any of its Subsidiaries by way of dividend or spin-off)
on shares of its Common Stock in connection with a spin-off of assets or businesses of the Company or any of its Subsidiaries to the Company's
stockholders, then, and in each such case, the Company shall declare, order, pay and make the same dividend or distribution to each Holder of the Warrants as would have been made with respect to the number of
Common Shares such Holder would have received had it exercised all of its Warrants in full for all the Common Shares then underlying such
Warrants, immediately prior to such dividend or distribution; provided, however, that 50% of any such dividend or distribution due to the Holder with respect to each Warrant shall be paid to the Holder at the time such dividend or distributions made to the other shareholders of the Company and the remaining 50% of such dividend or distribution shall be deposited with an escrow agent reasonably acceptable to the Holder and the
Company pursuant to an escrow agreement reasonably acceptable to the
Holder and the Company, which escrow agreement will provide that the remaining 50% of such dividend or distribution deposited with such escrow agent with respect to each Warrant will be delivered to the Holder on the earlier of the date the Holder exercises such Warrant or the
Expiration Date.
Other Provisions Applicable to Adjustments under this Section
The following provisions shall be applicable to the making
of adjustments of the number of shares of Common Stock for which this
Warrant is exercisable and the Current Warrant Price provided for in this
Section 4:
When Adjustments to be Made.  The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.
Fractional Interests.   In computing adjustments under this Section 4,
fractional interests in Common Stock shall be taken into account to the nearest
1/10th of a share. When Adjustment not Required.  If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled. Challenge to Good Faith Determination.  Whenever the
Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Holder, and any dispute shall be resolved by an investment banking
firm of recognized national standing selected by the Company and acceptable to
Holder.
Reorganization, Reclassification, Merger, Consolidation or Disposition of
Assets
In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the survivor or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, convey, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, or effectuate a transaction or series of related transactions in which more than 50% of the voting power of the
Company is disposed of (each, a "Fundamental Corporate Change")
and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever
(including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation
("Other Property"), are to be received by or distributed to the holders of
Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of the Warrant, such number of shares of common stock of the successor or acquiring corporation or of the
Company, if it is the surviving corporation, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Corporate Change.
In case of any such Fundamental Corporate Change, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4.  For purposes of this Section
4.4, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section 4.4 shall similarly apply to successive
Fundamental Corporate Change.
Other Action Affecting Common Stock
In case at any time or from time to time the Company shall
take any action in respect of its Common Stock, other than any action described in this Section 4, which would have a materially adverse effect upon the rights of Holder, the number of shares of Common Stock and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances, as determined in good faith by the Board of
Directors of the Company.
Certain Limitations
Notwithstanding anything herein to the contrary, the
Company agrees not to enter into any transaction that, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than $.01 per share of Common Stock.
Notices to Holder
Notice of Adjustments
Whenever the number of shares of Common Stock for
which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the
Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated
(including a description of the basis on which the Board of Directors of the
Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.4 or 4.5)
describing the number and kind of any other shares of stock or Other
Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change.  The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 14.2.
The Company shall keep at its office or agency designated pursuant to
Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the
Holder or any prospective purchaser of a Warrant designated by Holder.
Notice of Corporate Action
If at any time:
the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; or there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the
Company to, another corporation; or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in any one or more of such cases, the Company shall give to Holder
(i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up.  Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 14.2.
No Impairment
The Company shall not by any action, including, without
limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this
Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the
Company to perform its obligations under this Warrant.
Upon the request of Holder, the Company will at any time
during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.
Reservation and Authorization of Common Stock
From and after the Closing Date, the Company shall at all
times reserve and keep available for issuance upon the exercise of
Warrants such number of its authorized but unissued shares of Common
Stock as will be sufficient to permit the exercise in full of all outstanding
Warrants.  All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable and not subject to preemptive rights.
Before taking any action which would cause an adjustment
reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the
Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current
Warrant Price.
Before taking any action which would result in an
adjustment in the number of shares of Common Stock for which this
Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
Taking of Record; Stock and Warrant Transfer Books
In the case of all dividends or other distributions by the
Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of record of such holders, the
Company will in each case take such a record and will take such record as of the close of business on a Business Day.  The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.
Restrictions on Transferability
The Warrants and the Warrant Stock shall not be
transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the
Transfer of any Warrant or any Warrant Stock.  Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.
Restrictive Legend Holder, by accepting this Warrant and any Warrant Stock agrees that this Warrant and the Warrant Stock issuable upon exercise hereof may not be assigned or otherwise transferred unless and until (i) the Company has received an opinion of counsel for Holder reasonably acceptable to the Company to the effect that such securities may be sold pursuant to an exemption from registration under the Securities Act or (ii) a registration statement relating to such securities has been filed by the Company and declared effective by the
Commission. Each certificate for Warrant Stock issuable hereunder shall bear a legend as follows until such securities have been sold pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption therefrom:
"THESE SECURITIES HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE
"SECURITIES ACT"), OR THE
SECURITIES LAWS OF ANY STATE,
AND ARE BEING OFFERED AND SOLD
PURSUANT TO AN EXEMPTION FROM
THE REGISTRATION REQUIREMENTS
OF THE SECURITIES ACT AND SUCH
LAWS.  THESE SECURITIES MAY NOT
BE SOLD OR TRANSFERRED EXCEPT
PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OR PURSUANT
TO AN AVAILABLE EXEMPTION
FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES
ACT OR SUCH OTHER LAWS."
Except as otherwise provided in this Section 9, the Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:
"THIS COMMON STOCK PURCHASE
WARRANT AND THE SECURITIES
REPRESENTED HEREBY HAVE NOT
BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS
AMENDED, AND MAY NOT BE
TRANSFERRED IN VIOLATION OF
SUCH ACT, THE RULES AND
REGULATIONS THEREUNDER OR THE
PROVISIONS OF THIS COMMON
STOCK PURCHASE WARRANT."
Notice of Proposed Transfers
Prior to any Transfer or attempted Transfer of any Warrants
or any shares of Restricted Common Stock, the Holder shall give ten days'
prior written notice (a "Transfer Notice") to the Company of Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to Holder who shall be reasonably satisfactory to the Company, an opinion that the proposed
Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act.  After receipt of the
Transfer Notice and opinion, the Company shall, within five days thereof, notify the Holder as to whether such opinion is reasonably satisfactory and, if so, such holder shall thereupon be entitled to Transfer such
Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice.  Each certificate, if any, evidencing such shares of
Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and the Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act.  Holder shall not be entitled to Transfer such Warrants or such Restricted Common Stock until receipt of notice from the Company under this Section 9.2 that such opinion is reasonably satisfactory.
Required Registration
Pursuant to the terms and conditions set forth in
Registration Rights Agreement, the Company shall prepare and file with the Commission not later than the 45th day after the Closing Date, a
Registration Statement relating to the offer and sale of the Common Stock issuable upon exercise of the Warrants and shall use its reasonable best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable but no later than 120 days after the Closing Date.
Termination of Restrictions
Notwithstanding the foregoing provisions of Section 9, the
restrictions imposed by this Section upon the transferability of the
Warrants, the Warrant Stock and the Restricted Common Stock (or
Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock
issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act.
Whenever the restrictions imposed by Section 9 shall terminate as to this
Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company upon written request of the Holder, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:
"THE RESTRICTIONS ON
TRANSFERABILITY OF THE WITHIN
WARRANT CONTAINED IN SECTION 9
HEREOF TERMINATED ON __________,
_____, AND ARE OF NO FURTHER
FORCE AND EFFECT."
All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon.  Whenever the restrictions imposed by this Section shall terminate as to any share of
Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).
Listing on Securities Exchange
If the Company shall list any shares of Common Stock on
any securities exchange or quotation system, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed during any such
Exercise Period.
Supplying Information
The Company shall cooperate with Holder in supplying
such information as may be reasonably necessary for Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the
Securities Act for the sale of any Warrant or Restricted Common Stock.
Loss or Mutilation
Upon receipt by the Company from Holder of evidence
reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the
Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, in the case of mutilation no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.
Office of the Company
As long as any of the Warrants remain outstanding, the
Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.
Limitation of Liability
No provision hereof, in the absence of affirmative action by
Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
Miscellaneous
Nonwaiver and Expenses
No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies.  If the
Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, without limitation, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
Notice Generally
Except as may be otherwise provided herein, any notice or
other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three days after the date of deposit in the
United States mails, as follows:

(a)	If to the Company:	DataWorld Solutions, Inc.
920 Conklin Street
Farmingdale, NY 11735
Telephone: 631.293.1610
Facsimile: 631.293.8033
Attention: Mr. Daniel McPhee, President

	Required copy to:	Wexler & Burkhart, P.C.
				50 Charles Lindbergh Blvd.
				Mitchel Field, New York 11553
				Telephone: 516.222.8822
				Facsimile: 516.745.6449
				Attention:  Mr. Errol A. Burkhart, Esq.

(b)	If to the Holder:	Augustine Fund, L.P.
c/o Augustine Capital Management, LLC
141 West Jackson Blvd. Suite 2182
Chicago, Illinois 60604
Telephone: 312.427.5461
Facsimile: 312.427.5396
Attention:  Mr. Thomas F. Duszynski
The Company or the Holder may change the foregoing address by notice given pursuant to this Section 14.2.
Indemnification
The Company agrees to indemnify and hold harmless
Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final nonappealable judgment by a court to have resulted from Holder's gross negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.
Remedies
Holder in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
Successors and Assigns
Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.
Amendment
This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and Holder.
Severability
Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall only be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.
Headings
The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
Governing Law
This Warrant shall be governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflicts of law.

[SIGNATURE PAGE FOLLOWS.]


IN WITNESS WHEREOF, the Company has caused this
Warrant to be duly executed by its authorized corporate officer named below.
Dated:  May 31, 2000
DATAWORLD
SOLUTIONS, INC.
By:
      Name: Mr. Daniel
McPhee
Title:  President



EXHIBIT A
SUBSCRIPTION FORM
[To be executed only upon exercise of Warrant]
The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of __________ shares of Common Stock of DataWorld Solutions, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to whose address is

and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

(Name of Registered
Owner)

(Signature of Registered
Owner)

(Street Address)

(City)            (State)
                             (Zip Code)

Notice:  The signature on
this subscription must
correspond with the name
as written upon the face
of the within Warrant in
every particular, without
alteration or enlargement
or any change
whatsoever.


EXHIBIT B
ASSIGNMENT FORM
FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee
No. of Shares of
Common Stock






and does hereby irrevocably constitute and appoint

attorney-in-fact to register such transfer on the books of DataWorld Solutions, Inc. maintained for the purpose, with full power of substitution in the premises.
Dated:

(Print Name)

(Signature)

(Print Name of Witness)

(Witness's Signature)
Notice:  The signature on
this assignment must
correspond with the name
as written upon the face
of the within Warrant in
every particular, without
alteration or enlargement
or any change
whatsoever.
EXHIBIT C

REGISTRATION RIGHTS AGREEMENT


This Registration Rights Agreement (this "Agreement") , is made as of
May 26, 2000, by and between DataWorld Solutions, Inc., a corporation organized under the laws of the State of Delaware, U.S.A., with headquarters located at 920 Conklin Street, Farmingdale, NY 11735 (the "Company") and the purchaser named on the signature page hereof (the "Purchaser").

This Agreement is being entered into pursuant to that Securities
Purchase Agreement, dated of even date herewith, by and between the Company and the Purchaser (the "Purchase Agreement").

The Company and the Purchaser hereby agree as follows:

1.	Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

"Advice" shall have the meaning set forth in Section 3(m).

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

"Blackout Period" shall have the meaning set forth in Section 3(n).

"Board" shall have the meaning set forth in Section 3(n).

     	"Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

		"Certificate of Designations" means the Certificate of Designation of the Relative Rights and Preferences of the Series B 8 % Convertible Preferred
Stock of DataWorld Solutions, Inc., the form of which is attached as Exhibit A to the Purchase Agreement, with respect to the Preferred Stock (defined below)
filed by the Company on or before the date of this Agreement with the Secretary of State of the State of Delaware.
"Commission" means the Securities and Exchange Commission.

"Common Stock" means the Company's common stock, $.001 par value per share.



"Effectiveness Date" means with respect to the Registration Statement the date which is 120 days after the date of this Agreement.



"Effectiveness Period" shall have the meaning set forth in Section 2(a).



"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Filing Date" means the 45th day following the Closing Date.

     	"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

"Indemnified Party" shall have the meaning set forth in Section 5(c).

"Indemnifying Party" shall have the meaning set forth in Section 5(c).

"Losses" shall have the meaning set forth in Section 5(a).

"OTC Bulletin Board" shall mean the over-the-counter electronic bulletin board market or exchange.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

		"Preferred Stock" means the Series B Convertible Preferred Stock, $.01 par value per share and stated value $1,000 per share, of the Company issued to the Purchaser pursuant to the Purchase Agreement.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" means the prospectus included in the Registration
Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.



"Registrable Securities" means (i) the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Conversion Shares"), issuable upon exercise of the Option (the "Option Shares"), in payment of dividends in accordance with the terms of the Preferred Stock ("Dividend Shares") and upon exercise of the Warrants (the "Warrant Shares"), and upon any stock split, stock dividend, recapitalization or similar event with respect to such Conversion Shares, Option Shares, Dividend Shares, Warrant Shares or any Preferred Stock and (ii) any other dividend or other distribution with respect to, conversion or exchange of, or in replacement of, Registrable Securities; provided, however, that Registrable Securities shall include (but not be limited to) a number of shares of Common Stock (the "Required Number") equal to no less than the greater of (x) 1,500,000 shares of Common Stock, or (y) 200% of the maximum number of shares of Common Stock which would be issuable upon conversion of the Preferred Stock, upon exercise of the Option and upon exercise of the Warrants, assuming such conversion and exercise of the Warrant occurred on the Closing Date or the Filing Date, whichever date would result in the greater number of Registrable Securities. Notwithstanding anything contained herein to the contrary, if the actual number of shares of Common Stock issuable upon conversion of the Preferred Stock, upon exercise of the Option and upon exercise of the Warrants exceeds the Required Number, the term "Registrable Securities" shall be deemed to include such additional shares of Common Stock as are necessary to include all of the shares of Common Stock issuable upon conversion of the Preferred Stock, upon exercise of the Option and upon exercise of the Warrants.

"Registration Statement" means the registration statements and any additional registration statements contemplated by Section 2(a), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Securities Act" means the Securities Act of 1933, as amended.

"Special Counsel" means any special counsel to the Holder, for which the Holder will be reimbursed by the Company pursuant to Section 4.

2.	Registration.

(a)	Required Registration.  On or prior to the Filing Date, the
Company shall prepare and file with the Commission a Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form SB-1, Form SB-2 or Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form SB-1, Form SB-2 or Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable
Securities covered by such Registration Statement have been sold by the Purchaser or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period"). If an additional Registration Statement is required to be filed because a majority of the holders of Preferred Stock reasonably determine that the actual number of shares of Common Stock into which the Preferred Stock is convertible and the Warrants are exercisable may exceed the number of shares of Common Stock initially registered in respect of the Conversion Shares, the Option Shares, the Dividend Shares and the Warrant Shares based upon the computation on the Closing Date, the holders shall give the Company written notice of such fact, and the Company shall have twenty (20) Business Days from the date of its receipt of such notice to file such additional Registration Statement. The Company shall use its reasonable best efforts to cause such additional Registration Statement to be declared effective by the Commission as soon as possible, but in no event later than ninety (90) days after filing.

(b)	Shelf Registration.  If the Company is not on the Filing Date
eligible to file a registration statement on Form S-3, then as soon as possible but no later than thirty (30) days after becoming eligible to file a registration statement for a secondary or resale offering of the Registrable Securities on Form S-3, the Company shall prepare and file with the Commission a post-effective amendment to Form SB-1 or Form SB-2 (or such other applicable form filed in accordance with Section 2(a) above) on Form S-3 to continue the registration of all Registrable Securities pursuant to a "shelf" Registration Statement on Form S-3 covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. Notwithstanding anything to the contrary contained herein, at no time during the Effectiveness Period shall any of the Registrable Securities cease being registered.

3.	Registration Procedures.

In connection with the Company's registration obligations hereunder, the Company shall:

(a)	Prepare and file with the Commission on or prior to the Filing
Date, a Registration Statement on Form SB-1 or Form SB-2 (or if the Company is not then eligible to register for resale the Registrable Securities on Form SB-1 or Form SB-2 such registration shall be on another appropriate form in accordance herewith) in accordance with the method or methods of distribution thereof as specified by the Holder (except if otherwise directed by the Holder), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall (i) furnish to the Holder and any Special Counsel, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of the Holder and such Special Counsel, and (ii) at the request of the Holder cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to such Holder, to conduct a reasonable investigation within the meaning of the Securities Act.
The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holder or any Special Counsel shall reasonably object in writing within three (3) Business Days of their receipt thereof.

(b)	(i) Prepare and file with the Commission such amendments,
including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities;
(ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holder true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)	Notify the Holder of Registrable Securities to be sold and any
Special Counsel as promptly as possible (and, in the case of (i)(A) below, not less than five (5) Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other
Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable
Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                       (d)	Use its best efforts to avoid the issuance of, or, if
issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)	If requested by the Holders of a majority in interest of the
Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(f)	Furnish to the Holder and any Special Counsel, without
charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(g)	Promptly deliver to the Holder and any Special Counsel,
without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h)	Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and any Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

                       (i)	Cooperate with the Holder to facilitate the timely
preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request within at least two (2) Business Days after notice thereof.

(j)	Upon the occurrence of any event contemplated by Section
3(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)	Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the OTC Bulletin Board and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed as and when required pursuant to the Purchase Agreement.

(l)	Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

(m)	Require each selling Holder to furnish to the Company
information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus and/ or amended Registration Statement.

If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required. Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)
(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

(n)	If (i) there is material non-public information regarding the
Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose and which the Company would be required to disclose under the Registration Statement, then the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed 20 consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(n) for more than 45 days in the aggregate during any 12 month period (each, a "Blackout Period"); provided, however, that no such postponement or suspension shall be permitted for consecutive 20 day periods, arising out of the same set of facts, circumstances or transactions.

4.	Registration Expenses

All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the OTC Bulletin Board and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Commission, (C) with respect to filings required to be made under the OTC Bulletin Board and (D) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holder in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses incurred by the Company, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holder, in the case of the Special Counsel, to a maximum amount of $2,500.00 during the term of this Agreement, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

5.	Indemnification

(a)	Indemnification by the Company.  The Company shall,
notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely or in material part upon information regarding such Holder furnished to the Company by such Holder, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto. The Company shall notify the Holder promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Registrable Securities by the Holder.

(b)	Indemnification by Holder.  The Holders shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely or in material part out of or based solely or in material part upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely or in material part out of or based solely or in material part upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information so furnished by such Holder to the Company and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus. Notwithstanding anything to the contrary contained herein, the Holder shall be liable under this Section 5(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

			(c)	Conduct of Indemnification Proceedings.  If any Proceeding
shall be brought or asserted against any Person entitled to indemnity hereunder
(an "Indemnified Party"), such Indemnified Party promptly shall notify the
Person from whom indemnity is sought (the "Indemnifying Party) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof;
provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified
Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)	Contribution.  If a claim for indemnification under Section
5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Sections 5(a) and 5(b) was available to such party in accordance with its terms. Notwithstanding anything to the contrary contained herein, the Holder shall be liable or required to contribute under this Section 5(d) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

     	The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     	The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.	Rule 144.

As long as any Holder owns Preferred Stock, Dividend Shares,
Conversion Shares, Option Shares, Warrants or Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holder with true and complete copies of all such filings. As long as any Holder owns Preferred Stock, Dividend Shares, Conversion Shares, Option Shares, Warrants or Warrant Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Dividend Shares, Conversion
Shares, Option Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions of counsel to the Company referred to in the Purchase Agreement. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

7.	Miscellaneous.

(a)	Remedies.  In the event of a breach by the Company or by a
Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)	No Inconsistent Agreements.  Neither the Company nor any of
its subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof except for registration rights provisions disclosed in the Company's Schedule to the Purchase Agreement. Except for registration rights provisions disclosed in the Company's
Schedule to the Purchase Agreement, neither the Company nor any of its subsidiaries has previously entered into any agreement currently in effect granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holder set forth herein, and are not otherwise in conflict with the provisions of this Agreement. This Section 7(b) shall not prohibit the Company from entering into any agreements concerning the registration of securities on Form S-8 or Form S-4.

(c)	[Intentionally Omitted.]

(d)	Piggy-Back Registrations.  If at any time when there is not an effective Registration Statement covering any issued or issuable Conversion Shares, Option Shares, Dividend Shares or Warrant Shares, and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or its then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each holder of Registrable Securities written notice of such determination and, if within thirty (30) days after receipt of such notice, any such holder shall so request in writing (which request shall specify the Registrable Securities intended to be disposed of by the Purchaser), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7(d) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(d) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities, would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holder, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holder shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holder than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

(e)	[Intentionally Omitted.]

(f)	Specific Enforcement, Consent to Jurisdiction.

(i) 	The Company and the Purchaser acknowledge and
agree that irreparable damage would occur in the event that any of the provisions of this Registration Rights Agreement or the Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Registration Rights Agreement or the Purchase Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(ii) 	Each of the Company and the Purchaser (i) hereby
irrevocably submits to the jurisdiction of the United States District Court sitting in the City of Chicago, State of Illinois for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7(f) shall affect or limit any right to serve process in any other manner permitted by law.

(g)	Amendments and Waivers.  The provisions of this Agreement,
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

		(h)	Notices.  Any and all notices or other communications or
deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., then current eastern time, on a Business Day, (ii) the Business Day of, or next following the date of receipt if not received on a Business Day, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., then current eastern time, on any date and earlier than 11:59 p.m., then current eastern time, on such date, (iii) the Business Day of, or next following the date of receipt if not received on a Business Day, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications with respect to each party shall be the address(es) for such party that are set forth in the Purchase Agreement (as the same may be modified from time to time by such party in accordance with the terms of the Purchase Agreement), or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.

(i)	Successors and Assigns.  This Agreement shall be binding
upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of the Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Holder.
The Purchaser may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement. Notwithstanding anything to the contrary in this Agreement, no Holder shall assign its rights under this Agreement or otherwise transfer all or a portion of the Preferred Stock or the Registrable Securities to any competitor of the Company, and in no event shall there be greater than three (3) Holders which are not affiliates of the initial Holder during the term of this Agreement.

(j)	Assignment of Registration Rights.  The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any transferee of such Holder of all or a portion of the Preferred Stock or the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

(k)	Counterparts.  This Agreement may be executed in any
number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature i (executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(l)	Governing Law.  This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law thereof.

(m)	Cumulative Remedies.  The remedies provided herein are
cumulative and not exclusive of any remedies provided by law.

(n)	Severability.  If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(o)	Headings.  The headings herein are for convenience only, do
not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(p)	Shares Held by the Company and its Affiliates. Whenever the
consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage and shall not be counted as outstanding.

(q)	Notice of Effectiveness.  Within two (2) business days after the Registration Statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities and to the Purchaser (with copies to the Holders whose Registrable Securities are included in such Registration Statement, if other than the Purchaser) confirmation that the Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A.


IN WITNESS WHEREOF, the parties hereto have caused this Registration
Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.




	[SIGNATURE PAGE FOLLOWS]


[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT DATED AS
OF MAY 26, 2000]





DATAWORLD SOLUTIONS, INC.


By:________________________________
_____
      Name: Mr. Dan McPhee
					        Title: President




AUGUSTINE FUND, L.P.

By: Augustine Capital Management, L.L.C.

By:________________________________
__________
      (Duly Authorized Member)



























EXHIBIT A

	FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

[NAME AND ADDRESS OF TRANSFER AGENT]
Attn:  _____________

[NAME OF INVESTOR]
[ADDRESS]
[ADDRESS]
[ADDRESS]
Attn: _________________

Re:	Dataworld Solutions, Inc.

Ladies and Gentlemen:

We are counsel to Dataworld Solutions, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "Purchase Agreement"), dated as of May 26, 2000, by and among the Company and the Purchaser named therein (the "Holder") pursuant to which the Company issued to the Holder its Series B Convertible Preferred Stock (the "Preferred Stock") along with warrants (the "Warrants") to purchase shares of the Company's common stock, $.001 par value per share
(the "Common Stock").  Pursuant to the Purchase Agreement, the Company has
also entered into a Registration Rights Agreement with the Holder (the "Registration Rights Agreement"), dated of even date with the Purchase Agreement, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on________, 2000, the Company filed a
Registration Statement on Form ___ (File No. 333-                ) (the
"Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names the Holder as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,
[COMPANY
COUNSEL]
































EXHIBIT D

ESCROW AGREEMENT


	THIS ESCROW AGREEMENT (this "Agreement") is dated as of May 26, 2000, among DataWorld
Solutions, Inc., a corporation organized under the laws of the State of Delaware, U.S.A. (the
"Company"), the buyer set forth on the execution page hereof (the "Buyer") and H. Glenn Bagwell,
Jr., a duly licensed attorney who practices law in the State of North Carolina, U.S.A., as Escrow
Agent (the "Escrow Agent").

	Capitalized terms used herein and not
otherwise defined herein shall have the meanings set forth in that Securities Purchase Agreement between the Company and the Buyer dated as of the date hereof (the "Securities Purchase Agreement").

W I T N E S S E T H:

	WHEREAS, the Buyer and the Company have entered into the Securities Purchase Agreement, pursuant to which the Company has agreed to sell, and the Buyer has agreed to purchase, at the Closing, a number of shares of Preferred Stock along with a number of Warrants (collectively, the "Securities"); and

	WHEREAS, the Buyer and the Company have agreed to effectuate the Closing utilizing an escrow arrangement as described in this Agreement; and

	WHEREAS, it is a condition of the Company's obligation to sell, and the Buyer's obli-gation to purchase, the Securities, that this Agreement be executed and delivered; and

	WHEREAS, the Escrow Agent is willing to act hereunder on the terms and conditions set forth herein;

	NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth below, the parties hereto hereby agree as follows:

	1.	ESCROW ACCOUNT.

	1.1	Deposit.	On the Closing Date, by wire transfer of immediately
available funds in United States Dollars, Buyer shall deposit the full Purchase
Price (the "Escrow") with the Escrow Agent, to be held by the Escrow Agent in a separate non-interest bearing account (the "Escrow Account"), established at
Wachovia Bank, N.A. (the "Bank"), subject to the terms and provisions contained herein. At the request of the Company, the Escrow Agent shall provide the
Company with all Bank statements, notices and other writings that it receives from the Bank in connection with the Escrow Account.

	2.	DISBURSEMENT OF ESCROW/SECURITIES; ESCROW OF
COMMON STOCK OF THE COMPANY.

	2.1	Disbursement.		At the Closing, upon receipt by the Escrow
Agent of all of the moneys, documents and things from the respective parties with respect to such Closing as described in the Securities Purchase Agreement and as further described in Sections 2.1(a) and 2.1(b) below, the Escrow
Agent shall deliver to each party via facsimile the documents and things
(or if requested by the parties, only the signature pages thereto) to have been delivered by the other party in accordance with the Securities Purchase Agreement and this Agreement. The Escrow Agent shall transfer, by the next business day following the Closing, by wire transfer to the Company the full Escrow then held, less any charges and fees agreed to be paid by the Company.
The Escrow Agent shall, upon receipt thereof, deliver (via overnight delivery service) to the Company originals of all other documents and things listed in
Section 2.1(b) below. The Escrow Agent shall, upon receipt thereof, deliver (via overnight delivery service) originals of all of the documents and things listed in Section 2.1(a) below to the Buyer at the address provided in writing by the Buyer to the Escrow Agent.

	The Closing may take place via facsimile.
This shall be accomplished in the following manner. Each party shall deliver via facsimile to the Escrow Agent, at the telecopier number provided on the signature page to this Agreement, the first page and the fully executed signature page to each of the documents and things to be executed by such party at the Closing. If stock certificates (whether Common Stock or Preferred
Stock) or Warrants are to be delivered, each such certificate or document shall be delivered via overnight courier to the Escrow Agent. Upon receipt of the requisite documents and things via facsimile or otherwise from each party, the Escrow
Agent shall in turn send to each party the documents and things received from the other party. Thereafter, upon receipt by the Escrow
Agent of the Purchase Price and the original
Preferred Stock and Warrants being sold at such Closing, the Escrow Agent shall wire transfer the Escrow (less any charges and fees agreed to be paid by the Company to third parties) to the Company. Each party closing the transactions contemplated herein via facsimile shall deliver via overnight courier service to the Escrow Agent complete originals of all documents and things (as called for in Sections 2.1(a) and 2.1(b) below) within one (1) business day after such delivery via facsimile. Each party hereby agrees that a facsimile of each document and thing to be delivered hereunder, once delivered to the Escrow
Agent, shall be binding upon such party in the same manner as would an original to the full extent allowed by applicable law.

(a). 	Items to be Delivered by the Company to the Escrow Agent.

	At the Closing.	On the Closing Date, the Company shall deliver to the Escrow
Agent on behalf of the Buyer, unless otherwise stated, three (3) fully executed
(by the authorized officer(s) of the Company) originals of each of the following documents: (I) the Securities Purchase Agreement, (II) the Registration Rights
Agreement, (III) one (1) or more original certificates representing the
Preferred Stock purchased at the Closing; (IV) one (1) original fully executed
Warrant along with two (2) copies of the Warrant; (V) the executed original
Legal Opinion (Exhibit E to the Securities Purchase Agreement) along with two (2) copies thereof; and (VII) this Agreement.

(b)	Items to be Delivered by the Buyer to the Escrow Agent.

At the Closing.	On or before the Closing Date, the Buyer
shall deliver to the Escrow Agent on behalf of the Company, unless otherwise stated, three (3) fully executed originals of each of the following documents: (I) the Securities Purchase
Agreement, (II) the Registration Rights Agreement, (III) this Agreement; and (IV) the full purchase price for the Securities being purchased at such Closing, via wire transfer to the Escrow Account.

	2.2.	Escrow of Common Stock.  	In accordance with Section 4(h) of
the Securities Purchase Agreement, and based upon certain representations and warranties contained in the Securities Purchase Agreement, upon registration of the Registrable Securities, and from time to time as requested by the Buyer thereafter, the Company shall place in trust with the Escrow Agent one or more stock certificates representing a number of non-legended shares of Common Stock as specified in the Securities Purchase Agreement ("Escrow Shares"). The Escrow Agent shall hold the Escrow Shares in certificate form or in a brokerage account as the Escrow Agent deems appropriate to fulfill his duties under the Securities Purchase Agreement and hereunder. None of the Escrow Shares shall be disbursed other than in accordance with the terms of Section 4(h) of the Securities
Purchase Agreement and of the terms hereof, or in accordance with the written instructions of both the Company and the Buyer delivered to the Escrow Agent.
In no event shall the Escrow Agent release or transfer any Escrow Shares to any party other than to the Buyer (or another buyer) or to the Company in accordance with this Agreement, absent express written instructions from the Company and the Buyer to transfer Escrow Shares to a third party.

Upon a full or partial conversion of Preferred
Stock, exercise of the Option and/or exercise of the Warrant, the Buyer shall deliver via facsimile to the Escrow Agent a copy of the Notice of Conversion simultaneously with its delivery to the Company. Likewise, should the Buyer exercise the Warrant in full or in part, the Buyer shall deliver to the Escrow Agent a copy of such exercise form. The Escrow Agent shall use its reasonable best efforts to cause the delivery from escrow to the Buyer (in accordance with the Buyer's written instructions to the Escrow Agent, and via electronic transfer or otherwise) of the number of shares of Common Stock specified in the Notice of Conversion or the Warrant exercise form within three (3) business days after receipt of such Notice of Conversion or Warrant exercise form. The Escrow Agent shall not be responsible for any breach by the Company of its obligation to timely deliver sufficient Escrow Shares to effect a conversion or exercise.
	Upon Buyer's receipt of all Common Stock due upon conversion of all of the Preferred Stock issued to the Buyer or upon exercise of the Option or of the Warrant, the Buyer shall inform the Escrow Agent in writing that the requirements of the Securities Purchase Agreement with respect to the Preferred Stock and the Warrants have been satisfied. The Company shall instruct the Escrow
Agent in writing as to the return to the Company of the remaining Escrow Shares, if any, and the Escrow Agent shall as soon as practicable return such remaining Escrow Shares in accordance with the Company's instructions. Thereafter the Escrow
Agent shall have no further obligation to any party with respect to the Escrow Shares, whether those delivered to the Buyer or those returned to the Company.

	2.3	Controversies.		If any controversy arises between two or
more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the Escrow or any portion thereof or as to any other matter arising out of or relating to this Escrow Agreement, the Escrow Agent shall not be required to determine the same and need not make any delivery of the Escrow concerned or any portion thereof but may retain the same until the rights of the parties to the dispute shall have been finally determined by agreement or by final judgment of a court of competent jurisdiction after all appeals have been finally determined (or the time for further appeals has expired without an appeal having been made). The Escrow Agent shall deliver that portion of the Escrow concerned covered by such agreement or final order within five (5) days after the Escrow Agent receives a copy thereof. The Escrow Agent shall assume that no such controversy has arisen unless and until it receives written notice from the Buyer or the Company that such controversy has arisen, which refers specifically to this Agreement and identifies the adverse claimants to the controversy.

	2.4	No Other Disbursements.	No portion of the Escrow, whether cash,
securities (including Escrow Shares) or documentation shall be disbursed or otherwise delivered or transferred except in accordance with this Section 2,
Section 4 or Section 5.1(b), in accordance with the written instructions of both the Company and the Buyer, or as required by applicable law. Without limiting the foregoing, neither Escrow Agent nor the Buyer shall be entitled to any right of offset against the Escrow or otherwise entitled to receive any portion of the Escrow.

	3.	ESCROW AGENT.	The acceptance by the
Escrow Agent of his duties hereunder is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow
Agent:

	3.1	The Escrow Agent shall not be
responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any cash, investments or other amounts deposited with or held by the Escrow Agent.

	3.2	The Escrow Agent shall be protected in
acting upon any written notice, certificate, instruction, request or other paper or document believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.

	3.3	The Escrow Agent shall not be liable for
any act done hereunder except in the case of the Escrow Agent's willful misconduct or bad faith.

	3.4	The Escrow Agent shall not be obligated or permitted to investigate the correctness or accuracy of any document or to determine whether or not the signatures contained in said documents are genuine or to require documentation or evidence substantiating any such document or signature.

3.5	The Escrow Agent shall have no duties as Escrow Agent except those that are expressly set forth herein, and in any modification or amendment hereof; provided, however, that no such modification or amendment hereof shall affect his duties unless it shall have given his written consent thereto. The Escrow Agent shall not be prohibited from owning an equity interest in the Company, the Buyer, another buyer, any of their respective subsidiaries or any third party that is in any way affiliated with or conducts business with either the Company, the Buyer or another buyer.

	3.6	The Company and the Buyer specifically
acknowledge that the Escrow Agent is a practicing attorney in Raleigh, North Carolina U.S.A., and may have worked with or be affiliated with the Company, the Buyer, or affiliates of either of them on other transactions, and that they and each of them has specifically requested that the Escrow
Agent draft the documents for the said
transactions and act as Escrow Agent with respect to the said transactions. Each party represents that it has retained legal and other counsel of its choosing with respect to the transac-tions contemplated herein and in the Securities Purchase
Agreement, and is satisfied in its sole discretion with the form and content of the documentation drafted by the Escrow Agent, as the same has been approved prior to closing by the parties and their respective counsel. The Escrow Agent may own an equity interest in the Company and/or may be an equity owner of the Buyer or another buyer, and may increase or sell any such interest, so long as in accordance with any and all applicable law. The said parties hereby waive any objection to the Escrow Agent so acting based upon conflict of interest or lack of impartiality. The Escrow Agent agrees to act impartially and in accordance with the terms of this Agreement and with the parties' respective instructions, so long as they are not in conflict with the terms of this Agreement.

	4.	TERMINATION.	This Agreement shall
terminate on the earlier of (a) the date on which the Escrow and all other escrowed documents and things described herein shall have been fully disbursed in accordance with the terms and conditions of this Agreement, (b) any other date agreed to by the Buyer and the Company, or (c) the next business day after the expiration of the last of the Warrants to be issued by the Company in accordance with the terms of the Securities
Purchase Agreement.

	5.	MISCELLANEOUS.

	5.1	Indemnification of Escrow Agent.

	(a)	The Company and the Buyer each agree,
jointly and severally, to indemnify the Escrow
Agent for, and to hold him harmless against, any loss incurred without willful misconduct or bad faith on the Escrow Agent's part, arising out of or in connection with the administration of this Agreement, including the costs and expenses of defending himself against any claim or liability in connection with the exercise or performance of any of his powers or duties hereunder. This indemnification shall not apply to a party with respect to a direct claim against the Escrow Agent by such party alleging in good faith a breach of this Agreement by the Escrow Agent, which claim results in a final non-appealable judgment against the Escrow Agent with respect to such claim.

	(b)	In the event of any dispute as to the
nature of the rights or obligations of the Buyer, the Company or the Escrow Agent hereunder, the Escrow Agent may at any time or from time to time interplead, deposit and/or pay all or any part of the Escrow Funds with or to a court of competent jurisdiction sitting in Wake County, North
Carolina or in any appropriate federal court, in accordance with the procedural rules thereof. The
Escrow Agent shall give notice of such action to the Company and the Buyer. Upon such interpleader, deposit or payment, the Escrow Agent shall immediately and automatically be relieved and discharged from all further obligations and responsibilities hereunder, including the decision to interplead, deposit or pay such funds.

	5.2	Amendments.  	This Agreement may be modified or amended only
by a written instrument executed by each of the parties hereto.

	5.3	Notices.	All communications required or permitted to be given under
this Agreement to any party hereto shall be sent by first class mail or facsimil
e to such party at the address, except in the case of the Escrow Agent, of such party set forth in the Securities Purchase Agreement and, in the case of the
Escrow Agent, at 3005 Anderson Drive, Suite 204, Raleigh, North Carolina U.S.A.
27609; telephone 919.785.3113;
facsimile 919.785.3116.

	5.5	Successors and Assigns.	This Agreement shall bind and inure to the
benefit of the parties hereto and their respective successors and assigns; provided, however, that the Escrow Agent shall not assign his duties under this Agreement.

	5.6	Governing Law.	This Agreement shall be governed by and construed
and interpreted in accordance with the laws of the State of North Carolina.

	5.7	Counterparts.	This Agreement may be executed in two or more
counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




[SIGNATURE PAGE FOLLOWS]





[SIGNATURE PAGE TO ESCROW AGREEMENT DATED AS OF MAY 26,
2000]





				THE COMPANY:

				DATAWORLD SOLUTIONS, INC.

				By:_____________________________________
				       Name: Mr. Daniel McPhee
				       Title: President




				THE BUYER:

				AUGUSTINE FUND, L.P.

			By:  Augustine Capital Management, L.L.C., its
General
        Partner


	By:____________________________________________
				      (Duly Authorized Member)




				ESCROW AGENT:

				__________________________________________
				H. GLENN BAGWELL, JR., ESQ.

				Address:  3005 Anderson Drive, Suite 204
				                 Raleigh, North Carolina USA 27609
				                 Telephone 919.785.3113
				                 Telecopier 919.785.3116

EXHIBIT E

May 26, 2000


Augustine Fund, L.P.
C/o H. Glenn Bagwell, Jr., Esq.
3005 Anderson Drive, Suite 204
Raleigh, North Carolina 27609


Re:	DataWorld Solutions, Inc.

Gentlemen:

We have acted as counsel to DataWorld Solutions, Inc., a Delaware corporation (the "Company"), in connection with your purchase of Series B Convertible Preferred Stock along with certain warrants, in accordance with the terms of that Securities Purchase Agreement dated as of May 26, 2000 (the "Agreement") between the Company and Augustine Fund, L.P. (the "Investor"), (ii) the Registration Rights Agreement dated as of the date hereof (the "Registration Rights Agreement") between the Company and the Investor, and (iii) the Escrow Agreement dated as of the date hereof (the "Escrow Agreement") among the Company, the Investor and H. Glenn Bagwell, Jr., Esq., as escrow agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Agreement.

In connection with rendering this opinion, we have examined the Agreement, the Registration Rights Agreement, the Escrow Agreement, the form of the Certificate of Designations and the form of the Warrants (collectively, the "Transaction Documents"), as well as the Company's Certificate of Incorporation ("Articles") and By-laws and the resolutions of the Board of Directors of the Company approving the transactions contemplated by the Agreement.



We have also made such examination of law and have examined originals or copies, certified or otherwise, of such corporate records and documents of the Company, such agreements, certificates of officers or representatives of the Company, and such other records, certificates, including certificates of public officials, and documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.
In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to any facts relevant to the opinions expressed below, we have relied upon certificates and written and/or oral representations of officers of the Company (including the representations of the Company set forth in the Transaction Documents) and public officials. We have also assumed that the representations and warranties of the Investor as set forth in the Transaction Documents are true and correct as of the date hereof. All references herein to contracts, instruments or other documents of the Company are limited to such documents as have been provided to us by the Company or of which we have actual knowledge after due inquiry of the Company and its officers. As to our opinion in paragraphs 2, 3, and 7 set forth below, we have examined only resolutions of the Board of Directors of the Company relating to such share issuances and our opinion set forth in such paragraphs is limited thereto. We have not examined or reviewed any communication, instrument, agreement, document or other item or conducted any independent inquiry or investigation of any matter except as otherwise expressly set forth above. We have also assumed that the Agreement and the other Transaction Documents have been executed and delivered by and are binding on each of the parties thereto.

The opinions expressed below with respect to compliance with certain statutes, rules and regulations are based upon a review of those statutes, rules and regulations that, in our experience, are applicable to transactions of the type contemplated by the Agreement and to businesses such as the Company's. Our opinion as to the good standing of the Company in Delaware set forth in the first sentence of paragraph 1 below is based solely upon our examination of a certificate of good standing dated May 23, 2000 provided by the Secretary of State of Delaware, and such opinion is given solely as of such date.

In connection with our opinion with respect to pending litigation and existing orders, contracts, injunctions, judgements and decrees set forth in paragraph 5 below we have not undertaken searches of the dockets of any court of any jurisdiction, nor conducted a judgment, lien, litigation or similar search and have relied upon certificates and written or oral representations of officers of the Company.

We express no opinion respecting the enforceable nature of the Agreement, the other Transaction Documents, or any document or instrument executed pursuant thereto or in connection therewith, insofar as the enforceable nature thereof, or any right, power, privilege, remedy or interest intended to be created thereunder, may be limited (i) by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other laws or judicial decisions affecting any rights, powers, privileges, remedies or interests of creditors generally, (ii) by rules or principles of equity affecting the enforcement of obligations generally, whether at law, in equity or otherwise, (iii) by the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable or other remedies, including, without limitation, specific performance, injunctive relief and indemnification or (iv) insofar as rights to indemnity and/or contribution are concerned, by federal or state securities laws or the public policy underlying such laws.



Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

Where reference is made in this opinion to matters within or to our knowledge, to the best of our knowledge, or to facts or circumstances known to us or which have come to our attention, such reference means the actual knowledge of those attorneys in our firm who have given substantive attention to the preparation of the Agreement and other Transaction
Documents and those attorneys in our firm who, from time to time, have given substantive attention to the general corporate and securities matters for which our firm has been engaged by the Company, their review of documents in connection with this engagement and the general corporate and securities matters for which our firm has been engaged by the Company, and inquiries of officers of the Company, without, however, independent investigation of any matter unless expressly set forth herein.

We call your attention to the fact that we are counsel admitted to practice in the State of New York, and we do not express any opinion with respect to the applicable laws, or the effect or applicability of the laws, of any jurisdiction other than those of the State of New York, the General Corporation Law of the State of Delaware and the securities laws of the United States of America. In particular, but without limitation, we do not express any opinion with respect to the Blue Sky or securities laws of any State or other jurisdiction (other than the federal securities laws of the United States of America), or any law relating specifically to telecommunications or patents, trademarks or other intellectual property rights. Accordingly, and notwithstanding anything contained in any document or instrument to the contrary, for purposes of the opinions expressed below, we have assumed that notwithstanding any choice of law provision contained in the Agreement and in the other Transaction Documents, the internal laws of the State of Delaware will be applied to the Agreement and to each other document and instrument with respect to which we opine below and that the Agreement and each other document and instrument with respect to which we opine below will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to principles of conflicts or choice of law.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Company is a corporation organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets. Except as disclosed in a schedule to the Agreement, the Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns or leases property, other than those in which the failure so to qualify would not have a Material Adverse Effect.



2.	The Company has the requisite corporate power and authority
to enter into and perform its obligations under the Agreement and the other Transaction Documents to issue the Preferred Stock and the Warrants. The execution and delivery of the Agreement, and the execution, issuance and delivery of the other Transaction Documents, by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. The Agreement and the other Transaction Documents have been duly executed and delivered, and the Warrants have been duly executed, issued and delivered by the Company and each of the Agreement and the other Transaction Documents constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

3.	 Subject to the Company maintaining the requisite number of
authorized shares of Common Stock, the execution, delivery and performance of the Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Securities, do not and will not (i) result in a violation of the Company's Articles or By-Laws, or (ii) to our knowledge, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, except for such conflicts, defaults, terminations, amendments, accelerations and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect.

4.	The issuance of the Securities in accordance with the
Agreement will be exempt from registration under the Securities Act of 1933, as amended. When so issued against payment in full of the Purchase Price, the Securities will be duly and validly issued, fully-paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Articles or By-laws or, to our knowledge, in any agreement to which the Company is party.

5.	To our knowledge, except as disclosed in the Financial
Statements or in a schedule to the Agreement, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, nor has the Company received any written threat of any such claims, actions, suits, proceedings or investigations. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, except for that Decree of Bankruptcy Dated October 30, 1997, and as thereafter amended.

6.	To our knowledge, other than as referenced in Schedule 3(c)
to the Agreement, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire any shares of Common Stock or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as described in a schedule to the Agreement.

7.	The issuance of the Securities will not violate the applicable listing agreement between the Company and any United States securities exchange or market on which the Company's securities are listed.

This opinion is rendered solely to the Investor in connection with the transactions contemplated by the Agreement and only the Investor is entitled to rely hereon. This opinion may not be used or relied on by the Investor for any other purpose, or by any other person, firm, corporation or entity for any purpose, without our prior written consent.


Very truly yours,



[NAME OF LAW FIRM OR
ATTORNEY]